Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Alice A. Herald and Teresa M. Brenner, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements of Bank of America Corporation on Form S-8 relating to the issuance of Common Stock of Bank of America Corporation pursuant to the Bank of America 2003 Key Associate Stock Plan, as amended and restated effective April 28, 2010, and as may be subsequently amended, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of Bank of America Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Bank of America Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Bank of America Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION

/S/ BRIAN T. MOYNIHAN
Brian T. Moynihan
Chief Executive Officer and President

Dated: June 23, 2010

Signature	Title	Date

/s/ BRIAN T. MOYNIHAN Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	June 23, 2010

/s/ CHARLES H. NOSKI Charles H. Noski	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2010

/s/ NEIL A. COTTY Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	June 23, 2010

/s/ SUSAN S. BIES Susan S. Bies	Director	June 23, 2010

/s/ WILLIAM P. BOARDMAN William P. Boardman	Director	June 23, 2010

/s/ FRANK P. BRAMBLE, SR. Frank P. Bramble, Sr.	Director	June 23, 2010

/s/ VIRGIS W. COLBERT Virgis W. Colbert	Director	June 23, 2010

/s/ CHARLES K. GIFFORD Charles K. Gifford	Director	June 23, 2010

/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	Chairman and Director	June 23, 2010

/s/ D. PAUL JONES, JR. D. Paul Jones, Jr.	Director	June 23, 2010

/s/ MONICA C. LOZANO Monica C. Lozano	Director	June 23, 2010

/s/ THOMAS J. MAY Thomas J. May	Director	June 23, 2010

/s/ DONALD E. POWELL Donald E. Powell	Director	June 23, 2010

/s/ CHARLES O. ROSSOTTI Charles O. Rossotti	Director	June 23, 2010

/s/ ROBERT W. SCULLY Robert W. Scully	Director	June 23, 2010